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                                                                    EXHIBIT 5.1


        [BALLARD SPAHR ANDREWS & INGERSOLL, LLP LETTERHEAD APPEARS HERE]





                               September 18, 1998




CEX Holdings, Inc.
1 Environmental Way
Broomfield, CO 80021-3416

                  Re:   CEX Holdings, Inc. - Registration Statement on Form S-4
                        -------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to CEX Holdings, Inc., a Colorado corporation (the "Issuer"), in connection with the Issuer's offer to exchange (the "Exchange Offer") up to $350,000,000 of its outstanding 9 5/8% Series A Senior Subordinated Notes due 2008 (the "Old Notes"), and related guarantees (the "Old Guarantees), for its new 9 5/8% Series B Senior Subordinated Notes due 2008 (the "Notes"), and related guarantees (the "Guarantees"). The Notes and the Guarantees are to be issued pursuant to an Indenture dated May 29, 1998 among the Issuer, Corporate Express, Inc. and the guarantors listed on Schedule I attached hereto (collectively, the "Guarantors"), and The Bank of New York, as trustee.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Issuer's Registration Statement on Form S-4 (File No. 333-60155), as filed with the Securities and Exchange Commission (the "Commission") under the Act on July 30, 1998, as amended on September 18, 1998 (such Registration Statement, as so amended, the "Registration Statement"); (ii) an executed copy of the Indenture;
(iii) the forms of the Notes and the Guarantees and specimen certificates thereof; (iv) the articles of incorporation and by-laws of the Issuer and the Guarantors; and (v) certain resolutions of the Board of Directors of the Issuer and the Guarantors. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements,







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CEX Holdings, Inc.
September 18, 1998
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certificates of public officials, certificates of officers or other representatives of the Issuer and the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Issuer and the Guarantors, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except as specifically set forth below) the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Issuer, the Guarantors and others.

                  Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. When (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and (ii) the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the Exchange Offer, the issuance and exchange of the Notes will have been duly authorized by the Issuer and the Notes will be valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except to the extent that (a) the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 4.06 of the Indenture may be deemed to be unenforceable.

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CEX Holdings, Inc.
September 18, 1998
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                  2. When (i) the Registration Statement becomes effective and the Indenture has been qualified under the TIA and (ii) the Notes have been duly executed and authenticated and the Guarantees have been executed by the Guarantors in accordance with the terms of the Indenture and delivered in exchange for the Old Guarantees in accordance with the Exchange Offer, the execution and exchange of the Guarantees will have been duly authorized by Guarantors and the Guarantees will be valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, except to the extent that (a) the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 4.06 of the Indenture may be deemed to be unenforceable.

                  In rendering the opinions set forth above, we have assumed that the execution and delivery by the Issuer or the Guarantors, as the case may be, of the Indenture, the Notes and the Guarantees and the performance of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Issuer, the Guarantors or any of their properties is subject, (ii) any law, rule or regulation to which the Issuer, the Guarantors or any of their properties is subject, (iii) any judicial or regulatory order or decrees of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

                  We express no opinion as to the law of any jurisdiction other than the federal law of the United States and the State of Colorado.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /s/ Ballard Spahr Andrews & Ingersoll, LLP

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                                   SCHEDULE I

ASAP Software Express, Inc.
Corporate Express Callcenter Services, Inc.
Sofco, Inc.
SQP, Inc.
Sofco of Ohio, Inc.
S&O Property, Inc.
Epco Packaging Services
Hermann Marketing, Inc.
Distribution Resources Co.
Corporate Express Real Estate, Inc.
Corporate Express of the East, Inc.
Corporate Express of Texas, Inc.
Federal Sales Services, Inc.
Virginia Impressions Products Co., Inc.
Micromagnetic Systems, Inc.
Corporate Express Delivery Systems, Inc.
American Delivery System, Inc.
Corporate Express Distribution Services, Inc.
New Delaware Delivery, Inc.
Red Arrow Corporation
RAC, Inc.
Red Arrow Spotting Services, Inc.
Red Arrow Trucking Co.
Red Arrow Warehousing, Co.
Rush Trucking, Inc.
Corporate Express Delivery Systems-Intermountain, Inc.
Corporate Express Delivery Leasing-Intermountain, Inc.
Corporate Express Delivery Systems-Mid-Atlantic, Inc.
Corporate Express Delivery Leasing-Mid-Atlantic, Inc.
Corporate Express Delivery Systems-Mid-West, Inc.
Corporate Express Delivery Leasing-Mid-West, Inc.
Corporate Express Delivery Systems-New England, Inc.
Corporate Express Delivery Leasing-New England, Inc.
Corporate Express Delivery Systems-Northeast, Inc.
Corporate Express Delivery Leasing-Northeast, Inc.
Corporate Express Delivery Systems-Southeast, Inc.
Corporate Express Delivery Leasing-Southeast, Inc.
Air Courier Dispatch of New Jersey, Inc.
Sunbelt Courier, Inc.
Tricor America, Inc.
Midnite Express International Courier, Inc.
Corporate Express Delivery Systems-Southwest, Inc.
Corporate Express Delivery Leasing-Southwest, Inc.
Corporate Express Delivery Systems-West Coast, Inc.
Corporate Express Delivery Leasing-West Coast, Inc.
Corporate Express Delivery Systems-Expedited, Inc.
Corporate Express Delivery Leasing-Expedited, Inc.
Corporate Express Delivery Administration, Inc.
Corporate Express Delivery Management Business Trust
Corporate Express Delivery Systems-Air Division, Inc.